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EXHIBIT 3.1

UNDERWRITING AGREEMENT

November 18, 2005

Petrofund Energy Trust
Petrofund Corp.
Suite 600, 444 - 7th Avenue S.W.
Calgary, Alberta T2P 0X8

Attention:	Mr. Jeffery E. Errico President and Chief Executive Officer

Dear Sirs:

Re:    Offering of Subscription Receipts of Petrofund Energy Trust

        CIBC World Markets Inc., National Bank Financial Inc., Scotia Capital Inc., RBC Dominion Securities Inc., TD Securities Inc., BMO Nesbitt Burns Inc., Canaccord Capital Corporation, FirstEnergy Capital Corp., GMP Securities Ltd., Raymond James Ltd., Blackmont Capital Inc., Sprott Securities Inc. and Tristone Capital Inc. (collectively, the "Underwriters") understand that Petrofund Energy Trust (the "Trust") proposes to issue and sell 11,250,000 Subscription Receipts (as defined herein) of the Trust (the "Firm Receipts") pursuant to this agreement.

        Each Subscription Receipt will entitle the holder either:

  (a)
  if the closing of the Acquisition (as defined herein) takes place by 5:00 p.m. (Calgary time) on January 31, 2006, to receive one Trust Unit (as defined herein), together with the Special Interest (as defined herein), if applicable, without payment of additional consideration or further action, forthwith upon the closing of the Acquisition; or

  (b)
  if the closing of the Acquisition does not take place by: (i) 5:00 p.m. (Calgary time) on January 31, 2006; (ii) the date upon which the Trust delivers to the Underwriters a notice that the Acquisition has been terminated or that the Trust does not intend to proceed with the Acquisition; or (iii) the date that the Trust announces to the public that it does not intend to proceed with the Acquisition (in any case, the "Termination Time"), to have the full purchase price of the Subscription Receipts returned, plus the pro rata portion of the interest earned by the Escrow Agent (as defined herein) on such funds, calculated from the Closing Date to and including the Termination Time.

        Subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Trust the Firm Receipts at the Closing Time (as defined herein) in the respective percentages set forth in paragraph 18 hereof, and the Trust hereby agrees to issue and sell to the Underwriters at the Closing Time all, but not less than all, of the Firm Receipts at the purchase price of $20.00 per Firm Receipt.

        In addition, the Trust hereby grants to the Underwriters, an option (the "Underwriters' Option") to purchase from the Trust up to an aggregate of 1,250,000 additional Subscription Receipts of the Trust (the "Optioned Receipts"), at the offering price of $20.00 per Optioned Receipt on the Closing Date (as herein defined). The Underwriters' Option may be exercised in whole or in part from time to time within such period by the Underwriters, by giving notice in writing not later than 48 hours prior to the Closing Time, specifying the number of Optioned Receipts to be purchased. Upon the exercise of the Underwriters' Option, on the Closing Date the Trust shall issue and sell as directed by the Underwriters, in accordance with and subject to the provisions of this agreement, that number of Optioned Receipts indicated in such Underwriters' notice.

        As used in this agreement, "Subscription Receipts" means the Firm Receipts and, to the extent the Underwriters' Option has been validly exercised, also includes the Optioned Receipts.

1.     Definitions

        In this agreement:

  (a)
  "ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder;

  (b)
  "Acquisition" means the acquisition of all of the outstanding shares of Kaiser Energy Ltd. from the Vendor pursuant to the Acquisition Agreement;

  (c)
  "Acquisition Agreement" means the agreement of purchase and sale dated November 16, 2005 between the Vendor, as vendor, and PC as purchaser;

  (d)
  "AIF" means the renewal annual information form of the Trust dated March 15, 2005;

  (e)
  "Applicable Securities Laws" means all applicable Canadian securities, corporate and other laws, rules, regulations, notices and policies in the Qualifying Provinces;

  (f)
  "ASC" means the Alberta Securities Commission;

  (g)
  "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

  (h)
  "CALP" means Canadian Acquisition Limited Partnership, a Delaware limited partnership, all of the interests in which are to be acquired by a wholly-owned subsidiary of Kaiser prior to the closing of the Acquisition;

  (i)
  "CALP Financial Statements" means, collectively: (i) the audited comparative financial statements of CALP for the year ended December 31, 2004, together with the report of CALP's auditors thereon and the notes thereto; and (ii) the unaudited interim comparative financial statements of CALP as at and for the nine months ended September 30, 2005, together with the notes thereto, as contained in the Prospectuses;

  (j)
  "CALP's auditors" means Collins Barrow LLP, chartered accountants, Calgary, Alberta;

  (k)
  "Closing Date" means December 6, 2005 or such other date as the parties hereto may agree, but in any event no later than December 14, 2005;

  (l)
  "Closing Time" means 6:30 a.m. (Calgary time) or such other time, on the Closing Date, as the Underwriters and the Trust may agree;

  (m)
  "distribution" means "distribution" or "distribution to the public", as the case may be, as defined under the Applicable Securities Laws and "distribute" has a corresponding meaning;

  (n)
  "Documents" means, collectively, the documents incorporated by reference in the Prospectuses and any Supplementary Material including, without limitation:

  (i)
  the AIF;

  (ii)
  the Trust Financial Statements;

  (iii)
  the Information Circular — Proxy Statement of the Trust dated February 28, 2005 in connection with the annual meeting of unitholders of the Trust held on April 13, 2005 (excluding those portions thereof which, pursuant to NI 44-101, are not required to be incorporated by reference in the Prospectuses);

  (iv)
  the Ultima Financial Statements; and

  (v)
  the material change reports of the Trust subsequent to December 31, 2004;

  (o)
  "Escrow Agent" means Computershare Trust Company of Canada in its capacity as escrow agent pursuant to the Subscription Receipt Agreement;

  (p)
  "Exchanges" means the Toronto Stock Exchange and the American Stock Exchange;

  (q)
  "F-10" means the Registration Statement of the Trust on Form F-10 relating to the registration under the United States Securities Act of 1933, as amended, of the

    Subscription Receipts and the Trust Units issuable pursuant to the Subscription Receipts;

  (r)
  "Firm Receipts" has the meaning assigned thereto above;

  (s)
  "GLJ" means GLJ Petroleum Consultants (previously Gilbert Laustsen Jung Associates), independent oil and natural gas reservoir engineers, Calgary, Alberta;

  (t)
  "GLJ Report" means the independent engineering evaluation of certain of PC's oil, NGL, natural gas and sulphur reserves prepared by GLJ dated February 14, 2005 and effective December 31, 2004;

  (u)
  "GLJ Report — New Properties" means the independent engineering evaluation dated August 12, 2005 of the crude oil, NGL and natural gas reserves attributable to the New Properties as at July 1, 2005 conducted by GLJ on behalf of Kaiser;

  (v)
  "Kaiser" means Kaiser Energy Ltd., a private company, all of the outstanding shares of which will be acquired by PC pursuant to the Acquisition Agreement;

  (w)
  "Kaiser Financial Statements" means, collectively: (i) the audited comparative consolidated financial statements of Kaiser for the year ended December 31, 2004, together with the report of Kaiser's auditors thereon and the notes thereto; and (ii) the unaudited interim comparative consolidated financial statements of Kaiser as at and for the nine months ended September 30, 2005, together with the notes thereto, as contained in the Prospectuses;

  (x)
  "Kaiser's auditors" means Collins Barrow LLP, chartered accountants, Calgary, Alberta;

  (y)
  "Material Agreements" means, collectively, the Acquisition Agreement, the Subscription Receipt Agreement, the Trust Indenture, the PC Royalty Agreement, the PVT Royalty Agreement, the PC Support Voting and Exchange Agreement, the Voting Shareholder Agreement and the Notes;

  (z)
  "material change", "material fact" and "misrepresentation" shall have the meanings ascribed thereto under the Applicable Securities Laws;

  (aa)
  "MRRS Procedures" means the mutual reliance review system and procedures provided for by National Policy 43-201 of the Canadian Securities Administrators relating to the Mutual Reliance Review System, as amended or replaced;

  (bb)
  "New Properties" means the petroleum and natural gas properties and related assets to be acquired by PC pursuant to the Acquisition Agreement;

  (cc)
  "NI 44-101" means National Instrument 44-101 of the Canadian Securities Administrators, as amended or replaced;

  (dd)
  "Notes" means the unsecured subordinated promissory notes of PC and PVT held by Petrofund;

  (ee)
  "Optioned Receipts" has the meaning assigned thereto above;

  (ff)
  "PC" means Petrofund Corp., a corporation duly incorporated under the ABCA and a direct wholly-owned subsidiary of the Trust. All references in this agreement to "PC", unless the context otherwise requires, are references to Petrofund Corp. and its predecessors;

  (gg)
  "PC Exchangeable Shares" means the non-voting exchangeable shares in the capital of PC, such shares having the attributes described in the AIF;

  (hh)
  "PC Royalty" means the royalty payable by PC to the Trust pursuant to the PC Royalty Agreement;

  (ii)
  "PC Royalty Agreement" means the amended and restated royalty agreement dated as of November 16, 2004 between PC and the Trust, as currently intended to be amended and restated pursuant to an agreement dated November 8, 2005 and effective October 1, 2005 between PC and the Trust;

  (jj)
  "PC Support Voting and Exchange Agreement" means the agreement dated April 29, 2003 between PC, the Trust, 1518274 Ontario Limited ("Exchangeco."), and Petro Assets Inc. ("Petro Assets") whereby PC will take certain actions and make certain payments and deliveries necessary to ensure that the Trust and Exchangeco. will be able to make certain payments and to deliver or cause to be delivered Trust Units in satisfaction of the obligations of the Trust and Exchangeco. under the provisions of the PC Exchangeable Shares;

  (kk)
  "Preliminary Prospectus" means the preliminary short form prospectus of the Trust to be dated November 18, 2005 and any amendments thereto, in respect of the distribution of the Subscription Receipts, in the English and French languages, including the documents incorporated by reference therein;

  (ll)
  "Pro Forma Financial Statements" means the unaudited pro forma consolidated financial statements of the Trust, consisting of the pro forma consolidated balance sheet of the Trust as at September 30, 2005, and the pro forma consolidated statements of operations of the Trust for the nine months ended September 30, 2005 and the year ended December 31, 2004, together with the compilation report thereon and the notes thereto, as contained in the Prospectuses;

  (mm)
  "Prospectus" means the (final) short form prospectus of the Trust and any amendments thereto, in respect of the distribution of the Subscription Receipts, in the English and French languages, including the documents incorporated by reference therein;

  (nn)
  "Prospectuses" means, collectively, the Preliminary Prospectus and the Prospectus;

  (oo)
  "Public Record" means all information filed by or on behalf of the Trust and PC with the Securities Commissions, including without limitation, the Documents, the Pro Forma Financial Statements, the Prospectuses, any Supplementary Material and any other information filed with any Securities Commission in compliance, or intended compliance, with any Applicable Securities Laws;

  (pp)
  "PVT" means Petrofund Ventures Trust, formerly Ultima Ventures Trust, a trust created under the laws of the Province of Alberta and a direct wholly-owned subsidiary of the Trust;

  (qq)
  "PVT Royalty Agreement" means the amended and restated royalty agreement dated June 23, 1999 between Ultima Ventures Corp. and Trust Company of the Bank of Montreal in its capacity as trustee of Ultima, as amended, as currently intended to be amended and restated pursuant to an agreement dated November 8, 2005 and effective October 1, 2005 between PVT and the Trust;

  (rr)
  "PVT Royalty" means the royalty payable by PVT to the Trust pursuant to the PVT Royalty Agreement;

  (ss)
  "Qualifying Provinces" means each of the provinces of Canada;

  (tt)
  "SEC" means the United States Securities and Exchange Commission;

  (uu)
  "Securities Commissions" means the securities commissions or similar regulatory authorities in the Qualifying Provinces;

  (vv)
  "Selling Dealer Group" means the dealers and brokers other than the Underwriters who participate in the offer and sale of the Subscription Receipts pursuant to this agreement;

  (ww)
  "Special Interest" means an amount per Subscription Receipt equal to the amount per Trust Unit of any cash distributions on the Trust Units for which record dates have occurred during the period from the Closing Date to and including the date immediately preceding the date the Trust Units are issued pursuant to the Subscription Receipts;

  (xx)
  "Subscription Receipt Agreement" means the agreement to be dated the Closing Date and made between the Trust, CIBC World Markets Inc., on behalf of the Underwriters, and the Escrow Agent governing the terms and conditions of the Subscription Receipts;

  (yy)
  "Subscription Receipts" means the subscription receipts having the rights and entitlements set forth in this agreement and otherwise being as provided in the Subscription Receipt Agreement;

  (zz)
  "subsidiary" has the meaning assigned thereto in the ABCA;

  (aaa)
  "Supplementary Material" means, collectively, any amendment to the Preliminary Prospectus or Prospectus, any amended or supplemented Preliminary Prospectus or Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Trust under the Applicable Securities Laws;

  (bbb)
  "Tax Act" means the Income Tax Act (Canada) and the regulations thereunder;

  (ccc)
  "Transferred Properties' auditors" means Collins Barrow LLP, chartered accountants, Calgary, Alberta;

  (ddd)
  "Transferred Properties Financial Statements" means, collectively: (i) the audited statement of revenues and operating costs for the Transferred Properties for each of the years ended December 31, 2004 and 2003, together with the report of the Transferred Properties' auditors thereon and notes thereto; and (ii) the unaudited interim statement of revenues and operating costs for the Transferred Properties for the nine month period ended September 30, 2005 and 2004, together with the notes thereto, as contained in the Prospectuses;

  (eee)
  "Trust" means Petrofund Energy Trust, a trust established under the laws of Ontario pursuant to the Trust Indenture. All references in this agreement to the "Trust", unless the context otherwise requires, are references to Petrofund Energy Trust, its predecessors, and its subsidiaries;

  (fff)
  "Trust Assets" means, collectively, the Trust Fund (as defined in the Trust Indenture), Additional Resource Assets (as defined in the Trust Indenture) and Properties (as defined in the Trust Indenture);

  (ggg)
  "Trust Financial Statements" means, collectively:

  (i)
  the audited comparative consolidated financial statements of the Trust as at and for the year ended December 31, 2004, together with the report of the Trust's auditors thereon and the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Trust for such period;

  (ii)
  the unaudited interim comparative consolidated financial statements of the Trust as at and for the nine months ended September 30, 2005 and 2004, together with the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Trust for such period;

  (hhh)
  "Trust Indenture" means the amended and restated trust indenture between the Trustee and PC made as of November 16, 2004;

  (iii)
  "Trust Subsidiaries" means, collectively, PC and PVT;

  (jjj)
  "Trust Units" means units of the Trust, each unit representing an equal fractional undivided beneficial interest in the Trust;

  (kkk)
  "Trustee" means Computershare Trust Company of Canada and its successors, as trustee of the Trust;

  (lll)
  "Trust's auditors" means Deloitte & Touche LLP, chartered accountants, Calgary, Alberta;

  (mmm)
  "Trust's counsel" means Burnet, Duckworth & Palmer LLP or such other legal counsel as the Trust, with the consent of the Underwriters, may appoint;

  (nnn)
  "Ultima" means Ultima Energy Trust, a trust established under the laws of Alberta pursuant to an amended and restated trust indenture dated August 31, 1997 among Computershare Trust Company of Canada, Ultima Ventures Corp., in its own capacity and for and on behalf of Ultima Ventures Trust, Ultima Acquisitions Corp., Maximum Energy Corp. and Glenn C. Proudfoot, as amended;

  (ooo)
  "Ultima's auditors" means Deloitte & Touche LLP, chartered accountants, Calgary, Alberta;

  (ppp)
  "Ultima Financial Statements" means, collectively:

  (i)
  the audited comparative consolidated financial statements of Ultima as at and for the year ended December 31, 2003, together with the report of the Ultima's auditors thereon and the notes thereto which are contained in the Information Circular of Ultima Energy Trust dated April 30, 2004;

  (ii)
  the unaudited interim comparative consolidated financial statements of Ultima as at and for the three months ended March 31, 2004 and 2003, together with the notes thereto;

  (qqq)
  "Underwriters' counsel" means Blake, Cassels & Graydon LLP or such other legal counsel as the Underwriters, with the consent of the Trust may appoint;

  (rrr)
  "Underwriters' Option" has the meaning assigned thereto above;

  (sss)
  "Vendor" means Kaiser-Francis Oil Company of Canada; and

  (ttt)
  "Voting Shareholder Agreement" means the voting shareholder agreement made as of April 29, 2003, as amended as of April 12, 2004, between PC and the Trust relating to, among other things, the election of the board of directors of PC.

        In addition, unless otherwise defined herein capitalized terms shall have the meanings ascribed thereto in the Prospectuses.

2.     Underwriting Fee

        In consideration for their services in underwriting the distribution of and purchasing the Subscription Receipts, the Trust agrees to pay the Underwriters:

  (a)
  at the Closing Time a fee of $0.50 per Subscription Receipt for each Subscription Receipt purchased; and

  (b)
  at the time of release of the funds held by the Escrow Agent to the Trust pursuant to the Subscription Receipt Agreement, if applicable, a fee of $0.50 per Subscription Receipt purchased, payable from the funds held by the Escrow Agent pursuant to the Subscription Receipt Agreement.

        The foregoing fees (collectively, the "Underwriting Fee") may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Subscription Receipts and withheld for the account of the Underwriters. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the Goods and Services Tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that Revenue Canada, Taxation, Customs and Excise determines that Goods and Services Tax provided for in the Excise Tax Act (Canada) is exigible on the Underwriting Fee, the Trust agrees to pay the amount of Goods and Services Tax forthwith upon the request of the Underwriters. The Trust also agrees to pay the Underwriters' expenses as set forth in paragraph 10 hereof.

3.     Qualification for Sale

  (a)
  The Trust represents and warrants to the Underwriters that it is eligible to use the prompt offering qualification system described in NI 44-101 and the simplified prospectus rules of the Securities Act (Québec) for the distribution of the Subscription Receipts and is not in default thereunder.

  (b)
  The Trust shall:

  (i)
  not later than 5:00 p.m. (Calgary time) on November 18, 2005, have prepared and filed the Preliminary Prospectus (in the English and French languages) and other documents required under the Applicable Securities Laws with the Securities Commissions and designated the ASC as the principal regulator; and

  (ii)
  have obtained from the ASC a preliminary MRRS decision document dated not later than November 18, 2005, evidencing that a receipt has been issued for the Preliminary Prospectus in each Qualifying Province;

    (iii)
    forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions:

    (A)
    but not later than November 29, 2005 (or such later date as may be agreed to in writing by the Trust, PC and the Underwriters), have prepared and filed the Prospectus (in the English and French languages) and other documents required under the Applicable Securities Laws with the Securities Commissions; and

    (B)
    have obtained from the ASC a final MRRS decision document dated not later than November 29, 2005 (or such later date as may be agreed to in writing by the Trust, PC and the Underwriters), evidencing that a receipt has been issued for the Prospectus in each Qualifying Province, or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

      and otherwise fulfilled all legal requirements to enable the Subscription Receipts to be offered and sold to the public in each of the Qualifying Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Qualifying Province. In addition, after the filing of the Prospectus in accordance with this paragraph 3(b)(iii) and after the Trust having obtained the final MRRS decision document pursuant to paragraph 3(b)(iii)(B), the Trust shall file the F-10 with the SEC and shall have such F-10 become effective on filing or, alternatively, have such F-10 declared effective; and

    (iv)
    until the completion of the distribution of the Subscription Receipts, promptly take all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws in each Qualifying Province to continue to qualify the Subscription Receipts for distribution or, in the event that the Subscription Receipts have, for any reason, ceased to so qualify, to again qualify the Subscription Receipts for distribution and to ensure the Trust Units issuable pursuant to the Subscription Receipts are freely tradeable in the Qualifying Provinces, save and except for a trade that is a control distribution.

  (c)
  Prior to the filing of the Prospectuses and, during the period of distribution of the Subscription Receipts, prior to the filing with any Securities Commissions of any Supplementary Material, the Trust shall have allowed the Underwriters and the Underwriters' counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

  (d)
  During the period from the date hereof until completion of the distribution of the Subscription Receipts, the Trust shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Supplementary Material.

  (e)
  The Trust shall take or cause to be taken all such other steps and proceedings, including fulfilling all legal, regulatory and other requirements, as required under Applicable Securities Laws to qualify the Subscription Receipts for distribution to the public in the Qualifying Provinces, to ensure that Trust Units issuable pursuant to the Subscription Receipts are freely tradeable in the Qualifying Provinces, save and except for a trade that is a control distribution and to register the Subscription Receipts and the Trust Units issuable pursuant to the Subscription Receipts under the United States Securities Act of 1933, as amended.

4.     Delivery of Prospectus and Related Documents

        The Trust shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

  (a)
  prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:

  (i)
  copies of the Preliminary Prospectus and the Prospectus, each in the English and French languages, signed as required by the Applicable Securities Laws; and

  (ii)
  copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

    as soon as they are available and in any event, not later than one Business Day following the filing with the Securities Commissions of the Preliminary Prospectus or the Prospectus;

  (b)
  as soon as they are available, copies of any Supplementary Material, in the English and French languages, as required, signed as required by the Applicable Securities Laws and including, in each case, copies of any documents incorporated by reference therein which have not been previously delivered to the Underwriters;

  (c)
  prior to the filing of the Prospectus with the Securities Commissions, a "comfort letter" from each of the Trust's auditors, Ultima's auditors, Kaiser's auditors, CALP's auditors and the Transferred Properties' auditors dated the date of the Prospectus, addressed to the Underwriters and reasonably satisfactory in form and substance to the Underwriters and the Underwriters' counsel, to the effect that they have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus and the documents incorporated therein by reference and the F-10 with indicated amounts in the financial statements or accounting records of the Trust, PC, Ultima, Kaiser, CALP and the Transferred Properties, as applicable, and have found such information and percentages to be in agreement, which comfort letter shall be based on the Trust's auditors, Ultima's auditors, Kaiser's auditors, CALP's auditors and the Transferred Properties' auditors review having a cut-off date of not more than two Business Days prior to the date of the Prospectus;

  (d)
  at the respective times of delivery to the Underwriters of the Preliminary Prospectus and the Prospectus, the Trust shall deliver to the Underwriters:

  (i)
  an opinion of local counsel in Québec, addressed to the Underwriters and the Underwriters' counsel and dated at the date of the filing of the Preliminary Prospectus and the Prospectus, respectively, in form acceptable to the Underwriters and the Underwriters' counsel, acting reasonably, to the effect that, except for information in the Prospectus translated by the Trust's auditors, Ultima's auditors, Kaiser's auditors, CALP's auditors and the Transferred Properties' auditors, the French language version of such document (including information incorporated by reference therein) is in all material respects a complete and proper translation of the English language versions thereof and is not susceptible to any materially different interpretation with respect to any material matter contained therein; and

  (ii)
  an opinion from each of the Trust's auditors, Ultima's auditors, Kaiser's auditors, CALP's auditors and the Transferred Properties' auditors addressed to the Underwriters and the Underwriters' counsel and dated the date of the filing of the Preliminary Prospectus and the Prospectus, respectively, in form acceptable to the Underwriters and the Underwriters' counsel, acting reasonably, to the effect that the information excepted from the opinion of counsel referred to in subparagraph 4(d)(i) in the French language version of such document (including information incorporated by reference therein) is in all material respects a complete and proper translation of the information contained in the English language versions thereof.

        Opinions and comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplemental Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters' signatures are not required, at the time the same is filed. All such opinions and letters shall be in form and substance acceptable to the Underwriters and the Underwriters' counsel, acting reasonably.

        Such deliveries shall also constitute the Trust's consent to the use by the Underwriters and other members of the Selling Dealer Group of the Documents, the Prospectuses and any Supplementary Material in connection with the offering and sale of the Subscription Receipts.

5.     Commercial Copies

  (a)
  The Trust shall, as soon as possible but in any event not later than noon (local time at the place of delivery) on the Business Day following the date of the filing of the Preliminary Prospectus or the Prospectus, as the case may be, with the Securities Commissions and no later than noon (local time) on the first Business Day after the execution of any Supplementary Material in connection with the Prospectuses cause to be delivered to the Underwriters, without charge, commercial copies of the Preliminary Prospectus, the Prospectus or such Supplementary Material (in both English and French languages as required by applicable law) in such numbers and in such cities as the Underwriters may reasonably request by oral or written instructions to the Trust or the printer thereof given no later than the time when the Trust authorizes the printing of the commercial copies of such documents; and

  (b)
  The Trust shall cause to be provided to the Underwriters such number of copies of any documents incorporated by reference in the Preliminary Prospectus, the Prospectus or any Supplemental Materials as the Underwriters may reasonably request.

6.     Material Change

  (a)
  During the period of distribution of the Subscription Receipts, the Trust and PC will promptly inform the Underwriters of the full particulars of:

  (i)
  any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, PC or their respective subsidiaries, taken as a whole, or affecting the ability of PC to manage the Trust or its subsidiaries;

  (ii)
  any change in any material fact contained or referred to in the Preliminary Prospectus, the Prospectus or any Supplementary Material; and

  (iii)
  the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:

  (A)
  render the Preliminary Prospectus, the Prospectus or any Supplementary Material untrue, false or misleading in any material respect;

  (B)
  result in a misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material; or

      (C)
      result in the Preliminary Prospectus, the Prospectus or any Supplementary Material not complying in any material respect with the Applicable Securities Laws,

    provided that if the Trust or PC is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this paragraph has occurred, the Trust and PC shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

  (b)
  During the period of distribution of the Subscription Receipts, the Trust and PC will promptly inform the Underwriters of the full particulars of:

  (i)
  any request of any Securities Commission for any amendment to the Preliminary Prospectus, the Prospectus or any other part of the Public Record or for any additional information;

  (ii)
  the issuance by any Securities Commission or similar regulatory authority, the Exchanges or any other competent authority of any order to cease or suspend trading of any securities of the Trust or PC or of the institution or threat of institution of any proceedings for that purpose; and

  (iii)
  the receipt by the Trust or PC of any communication from any Securities Commission or similar regulatory authority, the Exchanges or any other competent authority relating to the Preliminary Prospectus, the Prospectus, any other part of the Public Record or the distribution of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts.

  (c)
  The Trust and PC will promptly comply to the reasonable satisfaction of the Underwriters and the Underwriters' counsel with Applicable Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in paragraphs 6(a) or 6(b) above and the Trust and PC will prepare and file promptly at the Underwriters' request any amendment to the Prospectus or Supplementary Material as may be required under Applicable Securities Laws; provided that the Trust and PC shall have allowed the Underwriters and the Underwriters' counsel to participate fully in the preparation of any Supplementary Material, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, any Supplementary Material. The Trust shall further promptly deliver to each of the Underwriters and the Underwriters' counsel a copy of each Supplementary Material in the English and French languages as filed with the Securities Commissions, and of letters with respect to each such Supplementary Material substantially similar to those referred to in paragraph 4 above.

  (d)
  During the period of distribution of the Subscription Receipts, the Trust will promptly provide to the Underwriters, for review by the Underwriters and the Underwriters' counsel, prior to filing or issuance:

  (i)
  any financial statement of the Trust or PC;

  (ii)
  any proposed document, including without limitation any amendment to the AIF, new annual information form, material change report, interim report, or information circular, which may be incorporated, or deemed to be incorporated, by reference in the Prospectus;

  (iii)
  any press release of the Trust; and

  (iv)
  any amendment to the Preliminary Prospectus or the Prospectus.

7.     Representations and Warranties of the Trust and PC

  (a)
  Each delivery of the Preliminary Prospectus, the Prospectus and any Supplementary Material pursuant to paragraph 4 above shall constitute a joint and several representation and warranty to the Underwriters by each of the Trust and PC (and each of the Trust and PC hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this agreement) that:

  (i)
  all of the information and statements (except information and statements furnished by and relating solely to the Underwriters) contained in the Preliminary Prospectus, the Prospectus or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be:

  (A)
  are at the respective dates of such documents, true and correct in all material respects;

  (B)
  contain no misrepresentation; and

  (C)
  constitute full, true and plain disclosure of all material facts relating to the Trust, PC and the Subscription Receipts;

  (ii)
  the Preliminary Prospectus, the Prospectus, or any Supplementary Material, as applicable, including, without limitation, the documents incorporated by reference, as the case may be, complies in all material respects with the Applicable Securities Laws, including without limitation NI 44-101 and the simplified prospectus rules of the Securities Act (Québec); and

    (iii)
    except as is disclosed in the Public Record, there has been no intervening material change (actual, proposed or prospective, whether financial or otherwise), from the date of the Preliminary Prospectus, the Prospectus and any Supplementary Material to the time of delivery thereof, in the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations, or ownership of the Trust, PC or their subsidiaries, taken as a whole.

  (b)
  In addition to the representations and warranties contained in clause 7(a) hereof, each of the Trust and PC jointly and severally represents and warrants to the Underwriters, and acknowledges that each of the Underwriters is relying upon such representations and warranties in entering into this agreement that:

  (i)
  the Trust has been properly created and organized and is a valid and subsisting trust under the laws of the Province of Ontario, having Computershare Trust Company of Canada as its duly appointed trustee, and has all requisite trust authority and power to carry on its business as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party and to own and administer its properties and assets including, without limitation, the Trust Assets;

  (ii)
  each of the Trust Subsidiaries has been duly incorporated or otherwise created, as applicable, and organized and is valid and subsisting in good standing under the laws of its jurisdiction of incorporation or creation, as applicable, and has all requisite corporate or trust authority, as applicable, and power to carry on its business as described in the Prospectuses and to own, lease and operate its properties and assets as described in the Prospectuses including, without limitation, to perform its obligations under the Material Agreements to which it is a party;

  (iii)
  each of the Trust Subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on its business and the Trust is qualified to carry on its activities including, without limitation, owning the Trust Assets in each jurisdiction where it carries on such activities;

  (iv)
  other than the Trust Subsidiaries, 1518274 Ontario Ltd., Petrofund Alternative Energy Ltd., NCE Management Services Inc. and NCE Petrofund Management Corp., neither the Trust nor PC has any subsidiaries (as defined in the ABCA), neither the Trust nor PC is "affiliated" with or a "holding corporation" of any body corporate (within the meaning of those terms in the ABCA) and the Trust Subsidiaries are the only subsidiaries of the Trust, the total assets of which constitute more than 10% of the consolidated assets of the Trust at or after December 31, 2004, or the total revenues of which constitute more than 10% of the consolidated revenues of the Trust for the period ended December 31, 2004 or for any interim period thereafter;

    (v)
    the Trust is a "unit trust" and a "mutual fund trust" under the Tax Act and the Trust has and will conduct its affairs so as to continue to qualify as a "unit trust" and a "mutual fund trust", including by limiting its activities to investing the property of the Trust in the Trust Assets and other property in which a "mutual fund trust" is permitted by the Tax Act to invest, and will not carry on any other business. In addition, and further to the foregoing representation, the Trust hereby covenants that it will use its commercially reasonable best efforts to:

    (A)
    monitor all other aspects of the Trust's affairs relevant to its continuing qualification as a "mutual fund trust" for purposes of the Tax Act, and will promptly notify each of the Underwriters upon its becoming aware of any circumstance that may cause the Trust to fail to continue to so qualify;

    (B)
    monitor the level of ownership of Trust Units held by persons who are not resident in Canada and will promptly notify each of the Underwriters upon its becoming aware that a governmental body has proposed to change the Tax Act, except as is disclosed in the Prospectuses and the Documents, or any other applicable legislation in a manner which reasonably could be expected to have a material adverse effect on the tax consequences to holders of Trust Units who are resident in Canada for purposes of the Tax Act, including without limiting the foregoing, any change or proposed change whereby the Trust Units may cease to be an eligible investment for any of the various deferred income plans provided for by the Tax Act or whereby amounts allocated to Unitholders of the Trust with respect to the Trust's income cease to be deductible to it;

    (vi)
    to the best of the knowledge of the Trust and PC, after reasonable inquiry, non-residents of Canada (as that term is used in the Tax Act) beneficially own approximately 74% of the issued and outstanding Trust Units as at October 31, 2005;

    (vii)
    all of the issued and outstanding securities in the capital of the Trust Subsidiaries are fully paid and non-assessable and legally and/or beneficially owned, other than the PC Exchangeable Shares, directly or indirectly by the Trust free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than as provided in the credit facilities of PC) and, other than the PC Exchangeable Shares, no person holds any securities convertible into or exchangeable for issued or unissued securities of the Trust Subsidiaries or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement warrant, option or right for the acquisition of any unissued or issued securities of the Trust Subsidiaries;

    (viii)
    the Trust has full power and authority to issue the Subscription Receipts and the Trust Units issuable pursuant to the Subscription Receipts and, at the Closing Date (a) the Subscription Receipts will be duly and validly authorized, allotted and reserved for issuance in accordance with the Subscription Receipt Agreement and, upon receipt of the purchase price therefor, the Subscription Receipts will be duly and validly issued as fully paid and non-assessable, and (b) the Trust Units issuable pursuant to the Subscription Receipts will be duly and validly authorized, allotted and reserved for issuance in accordance with the Trust Indenture, and upon the issuance of such Trust Units in accordance with the terms of the Subscription Receipt Agreement, such Trust Units will be duly and validly issued as fully paid and non-assessable;

    (ix)
    neither the Trust nor PC is in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this agreement or the Subscription Receipt Agreement by the Trust and PC or any of the transactions contemplated hereby or thereby does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, (i) the Trust Indenture, (ii) any term or provision of the articles, by-laws or constating documents of the Trust or PC, as applicable, (iii) any resolutions of the unitholders or the directors (or any committee thereof) or shareholders of the Trust or PC, as applicable, (iv) any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document including, without limitation, any Material Agreement to which the Trust or PC is a party or by which either of the Trust or PC is bound, or (v) any judgment decree, order, statute, rule or regulation applicable to the Trust or PC, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), ownership or condition (financial or otherwise) or results of operations of the Trust or PC (on a consolidated basis) or their respective properties, assets or subsidiaries;

    (x)
    each of the Trust and PC has full trust or corporate power and authority to enter into this agreement and the Subscription Receipt Agreement and to perform its obligations set out herein and therein and this agreement has been and, at the Closing Time, the Subscription Receipt Agreement will be duly authorized, executed and delivered by the Trust and PC and this agreement is and, at the Closing Time, the Subscription Receipt Agreement will be a legal, valid and binding obligation of the Trust and PC enforceable against the Trust and PC in accordance with its terms subject to the general qualifications set forth in the opinion of the Trust's counsel to be delivered pursuant to paragraph 12(a)(vi);

    (xi)
    there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Trust, the Trust Subsidiaries or their respective subsidiaries from the position set forth in the Trust Financial Statements except as contemplated by the Prospectuses and there has not been any adverse material change in the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, the Trust Subsidiaries or their respective subsidiaries since September 30, 2005 except as disclosed in the Prospectuses; and since that date there have been no material facts, transactions, events or occurrences which could materially adversely affect the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust, the Trust Subsidiaries or their respective subsidiaries (on a consolidated basis) which have not been disclosed in the Prospectuses;

    (xii)
    the Trust Financial Statements fairly present, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Trust, the Trust Subsidiaries and their respective subsidiaries as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Trust, the Trust Subsidiaries and their respective subsidiaries as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

    (xiii)
    to the knowledge, information and belief of the Trust and PC, the Ultima Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of Ultima as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of Ultima as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

    (xiv)
    the Pro Forma Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, have been prepared and presented in accordance with Applicable Securities Laws, and include all adjustments necessary for a fair presentation; the assumptions contained in the Pro Forma Financial Statements are suitably supported and consistent with the financial results of the Trust, Ultima, Kaiser, CALP and the Transferred Properties, and such statements provide a reasonable basis for the compilation of the Pro Forma Financial Statements and the Pro Forma Financial Statements accurately reflect such assumptions;

    (xv)
    to the knowledge of the Trust and PC, the Kaiser Financial Statements fairly present, in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of Kaiser as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of Kaiser as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

    (xvi)
    to the knowledge of the Trust and PC, the CALP Financial Statements fairly present, in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of CALP as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of CALP as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

    (xvii)
    to the knowledge of the Trust and PC, the Transferred Properties Financial Statements fairly present in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the revenues and expenses attributable to the Transferred Properties and the other information purported to be shown therein of the Transferred Properties as at the dates thereof and for the periods then ended and reflect all revenues, royalties and operating costs in respect of the Transferred Properties as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

    (xviii)
    no authorization, approval or consent of any court or governmental authority or agency is required to be obtained by the Trust or PC in connection with the sale and delivery of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts hereunder, except such as may be required by the Exchanges or under the Applicable Securities Laws or under the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder;

    (xix)
    there are no actions, suits, proceedings or inquiries pending or (as far as the Trust or PC are aware) threatened against or affecting the Trust or the Trust Subsidiaries at law or in equity or before or by any federal provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Trust or the Trust Subsidiaries (on a consolidated basis) or their respective properties or assets (taken as a whole) or which affects or may affect the distribution of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts;

    (xx)
    each of the Trust and the Trust Subsidiaries has conducted and is conducting its business in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licences, registrations and qualifications in all jurisdictions in which it carries on business necessary to carry on its business as now conducted and as contemplated to be conducted in the Prospectuses, including, without limitation, performing its obligations under the Material Agreements to which it is a party, except where such non-compliance or lack of license, registration or qualification, in aggregate, would not have a material adverse affect on the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or the results of the operations of the Trust or the Trust Subsidiaries (on a consolidated basis);

    (xxi)
    each of the Material Agreements is properly described as to parties and dates and, where applicable, terms and conditions and amendments thereto, each of such agreements is a legal, valid and binding obligation of the Trust and each of the Trust Subsidiaries as is a party thereto, as the case may be, enforceable against such parties in accordance with its terms subject to the general qualifications set forth in the opinion of the Trust's counsel to be delivered pursuant to paragraph 12(a)(vi) and each of the Trust and the Trust Subsidiaries, as applicable, are in compliance with the terms of such Material Agreements except where such non-compliance, in aggregate, would not have a material adverse affect on the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or the results of the operations of the Trust (on a consolidated basis) and neither the Trust or PC is aware of any default or breach of a material nature under any such Material Agreements by any other party thereto;

    (xxii)
    the information and statements set forth in the Public Record were true, correct, and complete and did not contain any misrepresentation, as of the date of such information or statements and the Trust has not filed any confidential material change reports which are still maintained on a confidential basis;

    (xxiii)
    the authorized capital of the Trust consists of an unlimited number of Trust Units and an unlimited number of Special Voting Units of which 104,507,120 Trust Units and one Special Voting Unit was issued and outstanding as at September 30, 2005;

    (xxiv)
    no person holds any securities convertible into or exchangeable for Trust Units or has any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option or right for the acquisition of any unissued Trust Units or other securities of the Trust except for (a) as disclosed in the Public Record, (b) 44,532 Trust Units issuable on exercise of rights granted pursuant to the Trust's unit rights incentive plan as at September 30, 2005; (c) 123,173 Trust Units issuable pursuant to restricted units which were granted pursuant to the Trust's restricted unit plan and which were outstanding as at September 30, 2005; (d) 40,830 Trust Units issuable pursuant to restricted units which were granted pursuant to the Trust's long term incentive plan and which were outstanding as of September 30, 2005; and (e) any Trust Units that may be issued from time to time pursuant to the PC Exchangeable Shares;

    (xxv)
    no Securities Commission, either of the Exchanges or similar regulatory authority has issued any order preventing or suspending trading in any securities of the Trust and no proceedings, investigations or inquiries for such purpose are pending or contemplated or (as far as the Trust or PC are aware) threatened;

    (xxvi)
    Computershare Trust Company of Canada at its principal office in the cities of Calgary, Alberta and Toronto, Ontario is the duly appointed registrar and transfer agent of the Trust with respect to the Trust Units;

    (xxvii)
    Computershare Trust Company of Canada will on the Closing Date be the duly appointed transfer agent of the Subscription Receipts and escrow agent under the Subscription Receipt Agreement;

    (xxviii)
    the record or minute books of the Trust and the Trust Subsidiaries are true and correct and at the Closing Date will contain the minutes of all meetings and all resolutions of the trustees and of the directors, shareholders and unitholders of the Trust and the Trust Subsidiaries, as applicable;

    (xxix)
    other than as provided for in this agreement, neither the Trust nor PC has incurred any obligation or liability (absolute, accrued, contingent or otherwise) for brokerage fees, finder's fees, agent's commission or other similar forms of compensation with respect to the transactions contemplated herein;

    (xxx)
    the issued and outstanding Trust Units are listed and posted for trading on the Exchanges, the Subscription Receipts will be listed and posted for trading on the Toronto Stock Exchange and the Trust Units issuable pursuant to the Subscription Receipts under this agreement will be listed and posted for trading on the Exchanges, in each case, upon the Trust complying with the usual conditions imposed by the Exchanges with respect thereto;

    (xxxi)
    the Trust is a "reporting issuer" in the provinces of British Columbia, Alberta, Saskatchewan, Ontario, Québec, New Brunswick, Newfoundland and Labrador and Nova Scotia within the meaning of the Applicable Securities Laws in such provinces and has equivalent status in the provinces of Manitoba and Prince Edward Island, is not in default of any requirement of the Applicable Securities Laws and is a "foreign private issuer" as defined in Rule 405 of Regulation C under the United States Securities Act of 1933, as amended;

    (xxxii)
    the definitive form of certificates for the Trust Units are, and the definitive form of certificate for the Subscription Receipts will on the Closing Date be, in due and proper form under the laws governing the Trust and in compliance with the requirements of the Toronto Stock Exchange and, in respect of the form of definitive certificates representing the Trust Units, the American Stock Exchange;

    (xxxiii)
    PC has made available to GLJ prior to the issuance of the GLJ Report, for the purpose of preparing the GLJ Report, all information requested by GLJ, which information did not contain any material misrepresentation at the time such information was provided. Except with respect to changes in the prices of oil and gas, neither the Trust nor PC has any knowledge of a material adverse change in any production, cost price, reserves or other relevant information provided to GLJ since the dates that such information was so provided. Each of the Trust and PC believes that the GLJ Report reasonably presents the quantity and pre-tax present worth values of the oil and gas reserves attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at December 31, 2004 based upon information available at the time such reserves information was prepared, and the Trust and PC believe that at the date of such report it did not (and as of the date hereof, except as may be attributable to production since the respective dates of such reports does not) overstate the aggregate quantity or pre-tax present worth values of such reserves or the estimated monthly production volumes therefrom;

    (xxxiv)
    to the knowledge, information and belief of the Trust and PC, Kaiser has made available to GLJ, prior to the issuance of the GLJ Report — New Properties, for the purpose of preparing the GLJ Report — New Properties, all information requested by GLJ, which information did not contain any material misrepresentation at the time such information was provided. Except with respect to changes in the prices of oil and gas, neither the Trust nor PC has any knowledge of a material adverse change in any production, cost price, reserves or other relevant information provided to GLJ by Kaiser since the dates that such information was so provided. Each of the Trust and PC believes that the GLJ Report — New Properties reasonably presents the quantity and pre-tax present worth values of the oil and gas reserves attributable to the crude oil, natural gas liquids and natural gas properties evaluated in such report as at July 1, 2005 based upon information available at the time such reserves information was prepared, and the Trust and PC believe that at the date of such report it did not (and as of the date hereof, except as may be attributable to production since the date of such report does not) overstate the aggregate quantity or pre-tax present worth values of such reserves or the estimated monthly production volumes therefrom;

    (xxxv)
    neither the Trust nor PC has any knowledge of a material adverse change in any reserves information contained in the GLJ Report — New Properties and the Trust and PC believe that the Prospectuses reasonably present the quantity and pre-tax present worth values of the crude oil, natural gas liquids and natural gas reserves attributable to the New Properties as at July 1, 2005 (or as of the date hereof, except as may be attributable to production since the respective date of each such report) based upon information available at the time such information was prepared;

    (xxxvi)
    neither the Trust nor PC is aware of any defects, failures or impairments in the title of any of the Trust Subsidiaries to the crude oil, natural gas liquids and natural gas properties disclosed in the Prospectuses, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in aggregate could have a material adverse effect on: (a) the quantity and pre-tax present worth values of crude oil, natural gas liquids and natural gas reserves of any of the Trust Subsidiaries as disclosed in the Prospectuses; (b) the current production volumes of any of the Trust Subsidiaries; or (c) the current cash flow of any of the Trust Subsidiaries;

    (xxxvii)
    neither the Trust nor PC is aware of any defects, failures or impairments in the title of the Vendor, Kaiser or any of their respective subsidiaries to the New Properties, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party which in aggregate could have a material adverse effect on: (A) the quantity and pre-tax present worth values of the New Properties; (B) the current production volumes of the New Properties; or (C) the current cash flow of the New Properties;

    (xxxviii)
    to the knowledge of the Trust and PC, the Trust has good and marketable title to the Trust Assets, free and clear of all liens, charges, encumbrances and security interests of any nature or kind, except as described in the Prospectuses;

    (xxxix)
    PC has the necessary power and authority to execute and deliver the Prospectuses on behalf of the Trust and all requisite action has been taken by PC to authorize the execution and delivery by it of the Prospectuses on behalf of the Trust;

    (xl)
    the Trust is not and, after giving effect to the offering and sale of the Trust Units and the application of the proceeds as described in the Prospectuses, will not be required to be registered as an "investment company" under the United States Investment Company Act of 1940, as amended;

    (xli)
    the attributes and characteristics of the Subscription Receipts and the Trust Units conform in all material respects to the attributes and characteristics thereof described in the Prospectuses;

    (xlii)
    with such exceptions as are not material to the Trust and the Trust Subsidiaries (taken as a whole), each of the Trust and the Trust Subsidiaries has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Trust or any of the Trust Subsidiaries and to the best of the knowledge, information and belief of the Trust and PC there are no actions, suits, proceedings, investigations or claims threatened or pending against the Trust or any of the Trust Subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

    (xliii)
    the Trust has not received any communication from any individual at the United States Internal Revenue Service asserting that any of the Trust or any Trust Subsidiary is a passive foreign investment company, and to the knowledge of the Trust and PC no holder of Trust Units has received such a communication;

    (xliv)
    each of the Trust Subsidiaries are insured by insurers of recognized financial responsibly against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring each of the Trust Subsidiaries or their respective businesses, assets, employees, offices and directors are in full force and effect, except where the failure to be in full force and effect would not have an adverse material effect on the business, operations, capital or condition (financial or otherwise) of the Trust, the Trust Subsidiaries or their respective assets (taken as a whole);

    (xlv)
    each of the Trust Subsidiaries (i) is in compliance with any and all applicable laws and regulations relating to human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environment Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of clauses (i), (ii) and (iii), where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have an adverse material effect on the business, operation, capital or condition (financial or otherwise) of the Trust and the Trust Subsidiaries or their respective assets (taken as a whole), except as set forth in or contemplated in the Prospectuses;

    (xlvi)
    the representations and warranties of PC in the Acquisition Agreement, a true copy of which has been provided to the Underwriters, are true and correct as of the date hereof, except as such would not have a material adverse effect on the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition

      (financial or otherwise) or results of operations of the Trust or the Trust Subsidiaries (taken as a whole);

    (xlvii)
    neither the Trust nor PC has any reason to believe that the representations and warranties of the Vendor in the Acquisition Agreement are not true and correct as of the date hereof or that the Vendor, is in breach of any covenants of the Vendor, in the Acquisition Agreement, except, such as would not have a material adverse effect on the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise) or results of operations of the New Properties, the Trust or the Trust Subsidiaries;

    (xlviii)
    to the knowledge of the Trust and PC, no event has occurred or condition exists which will prevent the Acquisition from being completed prior to 5:00 p.m. (Calgary time) on January 31, 2006;

    (xlix)
    the Trust shall pay the Special Interest on the Trust Units issued upon exercise of the Subscription Receipts; and

    (l)
    the Trust has not completed any "significant acquisition", "significant disposition" nor is proposing any "probable acquisitions" (as such terms are defined in NI 44-101) that would require the inclusion of any additional financial statement or pro forma financial statements in the Preliminary Prospectus or the Prospectus pursuant to Applicable Securities Laws.

8.     Indemnity

  (a)
  Each of the Trust and PC, jointly and severally, shall indemnify and save each of the Underwriters, and each of the Underwriters' agents, directors, officers, shareholders and employees harmless against and from all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Subscription Receipts), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which the Underwriters, or any of the Underwriters' agents, directors, officers, shareholders or employees may be subject or which the Underwriters, or any of the Underwriters' agents, directors, officers, shareholders or employees may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

  (i)
  any information or statement contained in the Preliminary Prospectus, the Prospectus, any Supplementary Material or in any other document or material filed or delivered pursuant hereto (other than any information or statement relating solely to the Underwriters and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus or Prospectus) which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact (other than any information or fact relating solely to the Underwriters) the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

    (ii)
    any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Underwriters and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus or Prospectus) contained in the Preliminary Prospectus, the Prospectus, any Supplementary Materials or in any other document or any other part of the Public Record filed by or on behalf of the Trust;

    (iii)
    any prohibition or restriction of trading in the securities of the Trust or any prohibition or restriction affecting the distribution of Subscription Receipts or the the Trust Units issuable pursuant to the Subscription Receipts imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subparagraph 8(a)(ii);

    (iv)
    any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or Selling Dealer Group members, if any) prohibiting, restricting, relating to or materially affecting the trading or distribution of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts; or

    (v)
    any breach of, default under or non-compliance by the Trust or PC with any requirements of the Applicable Securities Laws, the by-laws, rules or regulations of the Exchanges or any representation, warranty, term or condition of this agreement or in any certificate or other document delivered by or on behalf of the Trust or PC hereunder or pursuant hereto;

    provided, however, no party who has engaged in any fraud, wilful misconduct, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from any person who has not engaged in such fraud, wilful misconduct, fraudulent misrepresentation or negligence (provided that for greater certainty, the foregoing shall not disentitle an Underwriter from claiming indemnification hereunder to the extent that the negligence, if any, relates to the Underwriter's failure to conduct adequate "due diligence").

  (b)
  If any claim contemplated by paragraph 8(a) shall be asserted against any of the persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in such paragraphs, such person or corporation (the "Indemnified Person") shall notify the Trust and PC (collectively the "Indemnifying Parties") (provided that failure to so notify the Indemnifying Parties of the nature of such claim in a timely fashion shall relieve the Indemnifying Parties of liability hereunder only if and to the extent that such failure materially prejudices the Indemnifying Parties' ability to defend such claim) as soon as possible of the nature of such claim and the Indemnifying Parties shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Indemnifying Parties and acceptable to the Indemnified Person acting reasonably and that no settlement may be made by the Indemnifying Parties or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by paragraph 8(a) if:

  (i)
  the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to an Indemnifying Party and that representation of the Indemnified Person and any one or more of the Indemnifying Parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Indemnifying Parties shall not have the right to assume the defense of such proceedings on the Indemnified Person's behalf);

  (ii)
  the Indemnifying Parties shall not have taken the defense of such proceedings and employed counsel within ten (10) days after notice has been given to the Indemnifying Parties of commencement of such proceedings; or

  (iii)
  the employment of such counsel has been authorized by the Indemnifying Parties in connection with the defense of such proceedings;

    and, in any such event, the reasonable fees and expenses of such Indemnified Person's counsel (on a solicitor and his client basis) shall be paid by the Indemnifying Parties, provided that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Persons.

  (c)
  Each of the Indemnifying Parties hereby waives its rights to recover contribution from the Underwriters with respect to any liability of the Indemnifying Party by reason of or arising out of any misrepresentation in the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of any misrepresentation which is based upon information relating solely to the Underwriters contained in such document and furnished to the Trust by the Underwriters expressly for inclusion in the Preliminary Prospectus or the Prospectus.

  (d)
  If any legal proceedings shall be instituted against an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts or if any regulatory authority or stock exchange shall carry out an investigation of an Indemnifying Party in respect of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the Public Record or the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts and, in either case, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Persons may employ their own legal counsel and the Indemnifying Parties shall pay and reimburse the Indemnified Persons for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Persons in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

  (e)
  The rights and remedies of the Indemnified Persons set forth in paragraphs 8, 9 and 10 hereof are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

  (f)
  The Indemnifying Parties hereby acknowledge that the Underwriters are acting as agents for the Underwriters' respective agents, directors, officers, shareholders and employees under this paragraph 8 and under paragraph 9 with respect to all such agents, directors, officers, shareholders and employees.

  (g)
  The Indemnifying Parties waive any right they may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

  (h)
  The rights of indemnity contained in this paragraph 8 shall not apply if the Indemnifying Parties have complied with the provisions of paragraphs 3, 4 and 5 and the person asserting any claim contemplated by this paragraph 8 was not provided with a copy of the Prospectus or any amendment to the Prospectus or other document which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which was required, under Applicable Securities Laws, to be delivered to such person by the Underwriters.

  (i)
  If the Indemnifying Parties have assumed the defense of any suit brought to enforce a claim hereunder, the Indemnified Person shall provide the Indemnifying Parties copies of all documents and information in its possession pertaining to the claim, take all reasonable actions necessary to preserve its rights to object to or defend against the claim, consult and reasonably cooperate with the Indemnifying Parties in determining whether the claim and any legal proceeding resulting therefrom should be resisted, compromised or settled and reasonably cooperate and assist in any negotiations to compromise or settle, or in any defense of, a claim undertaken by the Indemnifying Parties.

9.     Contribution

        In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this agreement is due in accordance with its terms but is, for any reason, held by a court to be unavailable from one or more of the Indemnifying Parties on grounds of policy or otherwise, the Indemnifying Parties and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Subscription Receipts), costs (including, without limitation, legal fees and disbursements on a full indemnity basis), damages and expenses to which they may be subject or which they may suffer or incur:

  (a)
  in such proportion as is appropriate to reflect the relative benefit received by the Indemnifying Parties on the one hand, and by the Underwriters on the other hand, from the offering of the Subscription Receipts; or

  (b)
  if the allocation provided by paragraph 9(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph 9(a) above but also to reflect the relative fault of the Underwriters on the one hand, and the Indemnifying Parties, on the other hand, in connection with the statements, commissions or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Indemnifying Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the offering received by the Indemnifying Parties (net of fees but before deducting expenses) bear to the fees received by the Underwriters. In the case of liability arising out of the Preliminary Prospectus, the Prospectus, any Supplementary Material or any other part of the

Public Record, the relative fault of the Indemnifying Parties, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference, among other things, to whether the misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 8 relates to information supplied or which ought to have been supplied by, or steps or actions taken or done on behalf of or which ought to have been taken or done on behalf of, one or more of the Indemnifying Parties or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing referred to in paragraph 8.

        The amount paid or payable by an Indemnified Person as a result of liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Subscription Receipts), costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) referred to above shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such liabilities, claims, demands, losses, costs, damages and expenses (or claims, actions, suits or proceedings in respect thereof) whether or not resulting in any action, suit, proceeding or claim.

        Each of the Indemnifying Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraphs. The rights to contribution provided in this paragraph 9 shall be in addition to, and without prejudice to, any other right to contribution which the Underwriters or other Indemnified Persons may have.

        Any liability of the Underwriters under this paragraph 9 shall be limited to the amount actually received by the Underwriters under paragraph 2.

10.   Expenses

  (a)
  Whether or not the transactions contemplated herein shall be completed, subject to paragraph 10(c), all costs and expenses (including applicable goods and services tax) of or incidental to the transactions contemplated hereby including, without limitation, those relating to the distribution of the Subscription Receipts shall be borne by the Trust including, without limitation, all costs and expenses of or incidental to the preparation, filing, reproduction (including the commercial copies thereof) and translation of the Preliminary Prospectus, the Prospectus, any Supplementary Material and the delivery thereof to the Underwriters, the fees and expenses of the Trust's counsel, the fees and expenses of agent counsel retained by the Trust or the Trust's counsel, the fees and expenses of the Trust's transfer agent, auditors, engineers and other outside consultants, all stock exchange listing fees, the expenses related to audio-visual and teleconference presentations, including the costs associated with audio-visual personnel, hotel, food and travel expenses incurred in connection with marketing meetings, and reasonable hotel and travel expenses for the Underwriters incurred in connection with the marketing meetings, the fees and expenses related to any newspaper advertisements, the cost of preparing record books for all of the parties to this agreement and their respective counsel and all other costs and expenses relating to this transaction other than those set forth in paragraphs 10(b) and (c) hereof to be paid by the Underwriters;

  (b)
  If the public offering of the Subscription Receipts is not completed due to any reason whatsoever, including without limitation, the inability or unwillingness of the Trust or due to any of the Underwriters exercising the termination rights set forth herein, the Trust shall be responsible for the fees and expenses of counsel to the Underwriters (on a solicitor and his own client basis) and the reasonable expenses incurred by the Underwriters, including their expenses related to due diligence investigations (including the fees and expenses of any experts retained by the Underwriters in connection therewith), information meetings and travel (collectively, the "Underwriters' Expenses"); provided, however, that if the purchase and sale of the Trust Units is not completed in accordance with the terms hereof by reason of a breach by or default of the Underwriters, the Underwriters shall be responsible for all such fees, disbursements and expenses;

  (c)
  If the public offering of the Subscription Receipts is completed, the Underwriters shall be responsible for the Underwriters' Expenses; and

  (d)
  If the Underwriters are entitled to reimbursement for Underwriters' Expenses hereunder, the Trust shall reimburse the Underwriters upon presentation of reasonable evidence of such expenses; the Underwriters shall present reasonable evidence of such expenses of the Underwriter's Expenses to the Trust as soon as practicable following the termination of the public offering and the Trust shall reimburse the Underwriters within 30 days of receipt of reasonable evidence of the Underwriters' Expenses.

11.   Termination

  (a)
  The Underwriters, or any of them, may, without liability, terminate their obligations hereunder, by written notice to the Trust in the event that after the date hereof and at or prior to the Closing Time:

  (i)
  any order to cease or suspend trading in any securities of the Trust or PC or prohibiting or restricting the distribution of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, either of the Exchanges or any other competent authority, and has not been rescinded, revoked or withdrawn;

  (ii)
  any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Trust or any of the Trust Subsidiaries or any of the directors or senior officers of PC is announced, commenced or threatened by any securities commission or similar regulatory authority, either of the Exchanges or any other competent authority or there is a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriters or any one of them, the change, announcement, commencement or threatening thereof adversely affects the trading or distribution of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts or any other securities of the Trust;

    (iii)
    there shall have occurred or been announced any adverse change, as determined by the Underwriters or any one of them in their sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Trust or any of the Trust Subsidiaries, or the respective properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Trust or any of the Trust Subsidiaries which in the sole opinion of the Underwriters or any one of them, could reasonably be expected to have a material adverse effect on the market price or value of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts or any other securities of the Trust or the investment quality or marketability of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts;

    (iv)
    there should develop, occur or come into effect or existence, or be announced, any event, action, state, condition or occurrence of national or international consequence, or any law, action, regulation or other occurrence of any nature whatsoever, which, in the sole opinion of the Underwriters or any one of them, acting reasonably, materially adversely affects or involves, or will seriously adversely affect or involve, the financial markets generally or the business, operations or affairs of the Trust or the Trust Subsidiaries on a consolidated basis;

    (v)
    the Underwriters shall become aware of any material information with respect to the Trust or any of the Trust Subsidiaries which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof and which in the sole opinion of the Underwriters or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts or any other securities of the Trust or the investment quality or marketability of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts;

    (vi)
    the Trust or PC shall be in breach or default under or non-compliance with any representation, warranty, term or condition of this agreement in any material respect;

    (vii)
    there is announced any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change, which in the sole opinion of the Underwriters, or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Subscription Receipts or the Trust Units issuable pursuant to the Subscription Receipts or any other securities of the Trust; or

    (viii)
    the Termination Time has occurred.

  (b)
  The Underwriters, or any of them, may exercise any or all of the rights provided for in paragraph 11(a) or paragraph 12 or 16 notwithstanding any material change, change, event or state of facts and (except where the Underwriter purporting to exercise any of such rights is in breach of its obligations under this agreement) notwithstanding any act or thing taken or done by the Underwriters or any inaction by the Underwriters, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Underwriters related to the offering or continued offering of the Subscription Receipts for sale and any act taken by the Underwriters in connection with any amendment to the Prospectus (including the execution of any amendment or any other Supplementary Material) and the Underwriters shall only be considered to have waived or be estopped from exercising or relying upon any of their rights under or pursuant to paragraph 11(a) or paragraph 12 or 16 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance;

  (c)
  Any termination pursuant to the terms of this agreement shall be effected by notice in writing delivered to the Trust provided that no termination shall discharge or otherwise affect any obligation of the Trust or PC under paragraph 8, 9, 10 or 16. The rights of the Underwriters to terminate their obligations hereunder are in addition to, and without prejudice to, any other remedies they may have; and

  (d)
  If an Underwriter elects to terminate its obligation to purchase the Subscription Receipts as aforesaid, whether the reason for such termination is within or beyond the control of the Trust or PC the liability of the Trust and PC hereunder shall be limited to the indemnity referred to in paragraph 8, the contribution rights referred to in paragraph 9 and the payment of expenses referred to in paragraph 10.

12.   Closing Documents

        The obligations of the Underwriters hereunder, as to the Subscription Receipts to be purchased at the Closing Time, shall be conditional upon all representations and warranties and other statements of the Trust and PC herein being, at and as of the Closing Time, true and correct in all material respects, the Trust and PC having performed in all material respects, at the Closing

Time, all of their obligations hereunder theretofore to be performed and the Underwriters receiving at the Closing Time:

  (a)
  favourable legal opinions of the Trust's counsel and the Underwriters' counsel addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request relating to the offering of the Subscription Receipts, the Trust and the Trust Subsidiaries and the transactions contemplated hereby, including, without limitation, that:

  (i)
  the Trust is valid and existing as a trust under the laws of the Province of Ontario and having the Trustee as its trustee;

  (ii)
  PVT is valid and existing as a trust under the laws of the Province of Alberta and having PC as its trustee;

  (iii)
  PC has been duly incorporated under the ABCA and is validly subsisting under the laws of the Province of Alberta;

  (iv)
  each of the Trust, PC and PVT, as applicable, has all requisite corporate, trust or partnership power and authority, as applicable, to carry on its business as now conducted by it and as described in the Prospectuses and to own and lease its properties and assets and is qualified to carry on business under the laws of the jurisdictions where it carries on a material portion of its business;

  (v)
  the Trust is the registered and/or beneficial holder of all issued and outstanding securities of each of the Trust Subsidiaries, other than the PC Exchangeable Shares, all of which have been duly authorized and validly issued as fully paid and non-assessable;

  (vi)
  each of the Trust and the Trust Subsidiaries has all necessary trust or corporate power and authority to enter into this agreement and the Material Agreements to which it is a party and to perform its obligations set out herein and therein, as applicable, and each of this agreement and the Material Agreements have been duly authorized, executed and delivered, as applicable, by the Trust and the Trust Subsidiaries, respectively, as is a party thereto, and constitutes a legal, valid and binding obligation of each of the Trust and the Trust Subsidiaries, as applicable, in accordance with their terms except that the validity, binding effect and enforceability of the terms of agreements and documents are subject to the qualification that such validity, binding effect and enforceability may be limited by:

  (A)
  applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally;

      (B)
      equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court;

      (C)
      the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay executions on judgments;

      (D)
      the applicable laws regarding limitations of actions;

      (E)
      enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such documents would be determined only in the discretion of the court;

      (F)
      enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law; and

      (G)
      that rights to indemnity, contribution and waiver under the documents may be limited or unavailable under applicable law;

    (vii)
    the execution and delivery of this agreement and the Subscription Receipt Agreement and the fulfillment of the terms hereof by each of the Trust and PC and the performance of and compliance with the terms of each of this agreement and the Subscription Receipt Agreement by the Trust and PC does not and will not result in a breach of, or constitute a default under, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, (i) any applicable laws or any term or provision of the Trust Indenture, (ii) the articles, by-laws or constating documents of the Trust or PC, as applicable, (iii) any resolutions of the unitholders or the directors (or any committee thereof) or shareholders of the Trust or PC, as applicable, (iv) or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Trust or PC is a party or by which it is bound, of which such counsel is aware including, without limitation, the Material Agreements, or (v) any judgment, order or decree of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Trust, PC or their respective properties or assets or the Subscription Receipts, of which such counsel is aware;

    (viii)
    the forms of the definitive certificates representing the Subscription Receipts and the Trust Units have been approved and adopted by the Trust and comply with all legal requirements (including all applicable requirements of the Toronto Stock Exchange and, in respect of the form of definitive certificates representing the Trust Units, the American Stock Exchange) relating thereto;

    (ix)
    the Subscription Receipts have been duly and validly created, allotted and issued as fully paid and non-assessable Subscription Receipts of the Trust;

    (x)
    the Trust Units issuable pursuant to the Subscription Receipts will, upon issuance in accordance with the terms of the Subscription Receipt Agreement, be issued as fully paid and non-assessable Trust Units of the Trust;

    (xi)
    the Trust and the attributes of the Subscription Receipts and the Trust Units issuable pursuant to the Subscription Receipts conform in all material respects with the description thereof contained in the Prospectuses;

    (xii)
    the Subscription Receipts and the Trust Units issuable pursuant to the Subscription Receipts are eligible investments as set out under the heading "Eligibility for Investment" in the Prospectuses;

    (xiii)
    all necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the Applicable Securities Laws of each of the Qualifying Provinces in order to qualify the Subscription Receipts for distribution and sale to the public in each of such Qualifying Provinces by or through investment dealers and brokers duly registered under the applicable laws of such provinces who have complied with the relevant provisions of such Applicable Securities Laws;

    (xiv)
    based on Applicable Securities Laws in effect as of the Closing Date, neither the distribution of Trust Units issuable pursuant to the Subscription Receipts, nor the first trade in such Trust Units, will be subject to the prospectus requirements of Applicable Securities Laws, and no other filing, proceeding, approval, consent or authorization will be required to be made, taken or obtained pursuant to Applicable Securities Laws in connection with such issuance or trade;

    (xv)
    the Trust is a "reporting issuer" not in default of any requirement of the Securities Act (Alberta) and the regulations thereunder and has a similar status under the Applicable Securities Laws of each of the other Qualifying Provinces that have the "reporting issuer" concept;

    (xvi)
    each of the Trust and PC have the necessary power and authority to execute and deliver the Prospectuses and all necessary action has been taken by each of the Trust and PC to authorize the execution and delivery by it of the Prospectuses and the filing thereof, as the case may be, in each of the Qualifying Provinces in accordance with Applicable Securities Laws;

    (xvii)
    subject to the qualifications set out therein, the statements in the Prospectus under the heading "Canadian Federal Income Tax Considerations" constitute a fair summary of the principal Canadian federal income tax consequences arising under the Tax Act to persons referred to therein who hold Subscription Receipts;

    (xviii)
    the Subscription Receipts are conditionally listed on the Toronto Stock Exchange and the Trust Units issuable pursuant to the Subscription Receipts are conditionally listed on the Exchanges and, upon notification to the Exchanges of the issuance and sale thereof and fulfillment of the conditions of each of the Exchanges, the Subscription Receipts will be posted for trading on the Toronto Stock Exchange and the Trust Units issuable pursuant to the Subscription Receipts will be posted for trading on the Exchanges;

    (xix)
    all laws of the province of Québec relating to the use of the French language have been complied with in connection with the sale of the Subscription Receipts to purchasers in the Province of Québec;

    (xx)
    the authorized and issued capital of the Trust, including an opinion as to securities of the Trust issuable pursuant to any agreement, warrant, option or right for the purchase of any unissued securities of the Trust;

    (xxi)
    Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and in Toronto, Ontario has been duly appointed the transfer agent and registrar for the Trust Units and the Subscription Receipts, and has been duly appointed as escrow agent under the Subscription Receipt Agreement;

    and as to all other legal matters, including compliance with Applicable Securities Laws in any way connected with the issuance, sale and delivery of the Subscription Receipts as the Underwriters may reasonably request.

    It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than where they are qualified to practice law, and on certificates of officers of the Trust, PC, the transfer agent and the Trust's auditors as to relevant matters of fact. It is further understood that the Underwriters' counsel may rely on the opinion of the Trust's counsel as to matters which specifically relate to the Trust, the Trust Subsidiaries or the Trust Units, including the issuance of the Subscription Receipts;

  (b)
  a certificate of each of the Trust and PC dated the Closing Date addressed to the Underwriters and signed on behalf of the Trust and PC by the President and Chief Executive Officer and Vice President, Finance and Chief Financial Officer of PC or such other officers or directors of PC satisfactory to the Underwriters, acting reasonably, certifying that:

  (i)
  each of the Trust and PC has complied with and satisfied in all material respects all terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Closing Time;

  (ii)
  the representations and warranties of the Trust and PC set forth in this agreement are true and correct in all material respects at the Closing Time, as if made at such time; and

  (iii)
  no event of a nature referred to in paragraph 6(a), 6(b), 11(a)(i), 11(a)(ii), 11(a)(iii) or 11(a)(vi) has occurred or to the knowledge of such officer is pending, contemplated or threatened;

    and each such statement shall be true and the Underwriters shall have no knowledge to the contrary;

  (c)
  a comfort letter of each of the Trust's auditors, Ultima's auditors, Kaiser's auditors, CALP's auditors and the Transferred Properties' auditors addressed to the Underwriters and dated the Closing Date, satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters referred to in paragraph 4(c) hereof up to the Closing Time, which comfort letter shall be not more than two Business Days prior to the Closing Date;

  (d)
  evidence satisfactory to the Underwriters that the Subscription Receipts have been conditionally listed on the Toronto Stock Exchange and the Trust Units issuable pursuant to the Subscription Receipts have been conditionally listed on the Exchanges, not later than the close of business on the last Business Day preceding the Closing Date, in the case of the Subscription Receipts, and upon notice to the Exchanges, in the case of the Trust Units issuable pursuant to the Subscription Receipts, and shall be posted for trading as at the opening of business on the Closing Date or first trading date after notice of such issuance, as applicable;

  (e)
  evidence satisfactory to the Underwriters that the Acquisition Agreement has not been terminated and that no event has occurred or condition exists which will prevent the Acquisition from being completed prior to 5:00 p.m. (Calgary time) on January 31, 2006 substantially and in all material respects as contemplated in the Acquisition Agreement, and as such agreements are described in the Prospectus; and

  (f)
  such other certificates and documents as the Underwriters may request, acting reasonably.

13.   Deliveries

  (a)
  The sale of the Subscription Receipts (including, for greater certainty, those Optioned Receipts in respect of which the Underwriters' Option has been exercised) to be purchased hereunder shall be completed at the Closing Time at the offices of the Trust's counsel in Calgary, Alberta or at such other place as the Trust and the Underwriters may agree. Subject to the conditions set forth in paragraph 12, the Underwriters, on the Closing Date, shall deliver to the Escrow Agent, on behalf of the Trust, the amount of $20.00 for each Subscription Receipt (being an aggregate amount of $225,000,000), by wire transfer in immediately available funds, plus $20.00 per Optioned Receipt purchased pursuant to the exercise of the Underwriters' Option, against delivery by the Trust of:

  (i)
  the opinions, certificates and documents referred to in paragraph 12;

  (ii)
  definitive certificates representing, in the aggregate, all of the Subscription Receipts which the Underwriters have elected to purchase hereunder registered in the name of CDS & Co. or in such name or names as the Underwriters shall notify the Trust in writing not less than 24 hours prior to the Closing Time; and

  (iii)
  payment to CIBC World Markets Inc., by certified cheque, bank draft or wire transfer or such other means as PC and the Underwriters may agree, of the fee provided for in paragraph 2(a) in respect of the Subscription Receipts.

14.   Restrictions on Offerings

        The Trust agrees that, prior to 90 days after the Closing Date, it shall not, except for (i) Trust Units issued pursuant to options or rights granted prior to the date hereof, including, without limitation, the PC Exchangeable Shares; (ii) options or rights to acquire Trust Units granted pursuant to the Trust's unit incentive plans and the Trust Units issuable upon such options and rights; (iii) Trust Units issued pursuant to the Trust's distribution reinvestment and unit purchase plans; (iv) Trust Units issued to satisfy existing instruments already issued; or (v) Trust Units issuable pursuant to the Subscription Receipts; issue any Trust Units of the Trust or any securities exchangeable, convertible or exercisable into Trust Units of the Trust without the consent of CIBC World Markets Inc. on behalf of the Underwriters, which consent shall not be unreasonably withheld.

15.   Notices

        Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Trust or PC be addressed to Petrofund Corp., c/o Mr. Jeffery E. Errico, President and Chief Executive Officer, at the above address, Fax No. (413) 264-6165 with a copy to:

  Burnet, Duckworth & Palmer LLP
  1400, 350 - 7th Avenue S.W.
  Calgary, Alberta T2P 3N9

  Attention: Keith A. Greenfield
  Fax No.: (403) 260-0332

and, in the case of notice to be given to the Underwriters, be addressed to:

  CIBC World Markets Inc.
  900, 855 - 2nd Street S.W.
  Calgary, Alberta T2P 4J7

  Attention: Brenda A. Mason
  Fax No.: (403) 260-0524

  National Bank Financial Inc.
  2802, 450 - 1st Street S.W.
  Calgary, Alberta T2P 5H1

  Attention: L. Trevor Anderson
  Fax No.: (403) 265-0543

  Scotia Capital Inc.
  2000, 700 - 2nd Street S.W.
  Calgary, Alberta T2P 2W1

  Attention: Patrick Armstrong
  Fax No.: (403) 298-4099

  RBC Dominion Securities Inc.
  1100, 888 - 3rd Street S.W.
  Calgary, Alberta T2P 5C5

  Attention: Craig E. Kelly
  Fax No.: (403) 299-6900

  TD Securities Inc.
  800, 324 - 8th Avenue S.W.
  Calgary, Alberta T2P 2Z2

  Attention: Alec W.G. Clark
  Fax No.: (403) 292-2776

  BMO Nesbitt Burns Inc.
  2200, 333 - 7th Avenue S.W.
  Calgary, Alberta T2P 2Z1

  Attention: Danny C. Mah
  Fax No.: (403) 515-1535

  Canaccord Capital Corporation
  2200, 450 - 1st Street S.W.
  Calgary, Alberta T2P 5P8

  Attention: Karl B. Staddon
  Fax No.: (403) 508-3866

  FirstEnergy Capital Corp.
  1600, 333 - 7th Avenue S.W.
  Calgary, Alberta T2P 2Z1

  Attention: Nicholas J. Johnson
  Fax No.: (403) 262-0688

  GMP Securities Ltd.
  1600, 500 - 4th Avenue S.W.
  Calgary, Alberta T2P 2V6

  Attention: Sandy L. Edmonstone
  Fax No.: (403) 543-3589

  Raymond James Ltd.
  2500, 707 - 8th Avenue S.W.
  Calgary, Alberta T2P 1H5

  Attention: Edward J. Bereznicki
  Fax No.: (403) 509-0535

  Blackmont Capital Inc.
  2200, 440 - 2nd Avenue S.W.
  Calgary, Alberta T2P 5E9

  Attention: John M. Peltier
  Fax No.: (403) 260-5751

  Sprott Securities Inc.
  1800, 300 - 5th Avenue S.W.
  Calgary, Alberta T2P 3C4

  Attention: Brian K. Petersen
  Fax No.: (403) 266-4222

  Tristone Capital Inc.
  2020, 335 - 8th Avenue S.W.
  Calgary, Alberta T2P 1C9

  Attention: David M. Vetters
  Fax No.: (403) 539-4365

and a copy to:

  Blake, Cassels & Graydon LLP
  3500, 855 - 2nd Street S.W.
  Calgary, Alberta T2P 4J8

  Attention: Scott R. Cochlan
  Fax No.: (403) 260-9700

or to such other address as the party may designate by notice given to the other. Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

  (a)
  a communication which is personally delivered shall, if delivered before 4:00 p.m. (local time at the place of delivery) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

  (b)
  a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:00 p.m. (local time at the place of receipt), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

16.   Conditions

        All terms, covenants and conditions of this agreement to be performed by the Trust and PC, or either of them, shall be construed as conditions, and any breach or failure to comply with any material terms and conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligations to purchase the Subscription Receipts, by written notice to that effect given to the Trust prior to the Closing Time. The Underwriters may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of their rights in respect of any other representation, warranty, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, term or condition hereof, provided that any such waiver or extension shall be binding on the Underwriters only if the same is in writing.

17.   Survival of Representations and Warranties

        All representations, warranties, terms and conditions herein (including, without limitation, those contained in paragraph 7) or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Underwriters for the Subscription Receipts, the termination of this agreement and the distribution of the Subscription Receipts pursuant to the Prospectus and shall continue in full force and effect for the benefit of the Underwriters regardless of any investigation by or on behalf of the Underwriters with respect thereto.

18.   Several Liability of Underwriters

        The Underwriters' rights and obligations under this agreement are several and not joint and several including, without limitation, that:

  (a)
  each of the Underwriters shall be obligated to purchase only the percentage of the total number of Subscription Receipts (which for greater certainty for the purposes of this paragraph 18 shall include the Optioned Receipts in respect of which the Underwriters' Option is exercised) set forth opposite their names set forth in this paragraph 18; and

  (b)
  if at the Closing Time any one or more of the Underwriters shall fail or refuse to purchase its respective percentage set forth below of the aggregate number of the Subscription Receipts (other than in accordance with section 11) and the number of such Subscription Receipts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 7% of the aggregate number of Subscription Receipts to be purchased on such date, the non-defaulting Underwriters shall be obligated severally, in the proportions that the respective percentage set forth below opposite the names of all such non-defaulting Underwriters, to purchase the Subscription Receipts which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase at such time; and

  (c)
  if any one or more of the Underwriters shall not purchase its applicable percentage of the Subscription Receipts at the Closing Time and the number of such securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is more than 7% of the aggregate number of Subscription Receipts to be purchased at such time, then the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Subscription Receipts which would otherwise have been purchased by such one or more of the Underwriters; the Underwriters exercising such right shall purchase such Subscription Receipts pro rata to their respective percentages aforesaid or in such other proportions as they may otherwise agree. In the event such right is not exercised, the Underwriters which are not in default shall be entitled by written notice to the Trust to terminate this agreement without liability.

        The applicable percentage of the total number of Subscription Receipts which each of the Underwriters shall be separately obligated to purchase is as follows:

CIBC World Markets Inc.	25%
National Bank Financial Inc.	16%
Scotia Capital Inc.	16%
RBC Dominion Securities Inc.	15%
TD Securities Inc.	10%
BMO Nesbitt Burns Inc.	5%
Canaccord Capital Corporation	4%
FirstEnergy Capital Corp.	2%
GMP Securities Ltd.	2%
Raymond James Ltd.	2%
Blackmont Capital Inc.	1%
Sprott Securities Inc.	1%
Tristone Capital Inc.	1%

100%

        Nothing in this agreement shall obligate the Trust to sell the Underwriters less than all of the Firm Receipts or shall relieve any Underwriter in default from liability to the Trust, PC or any non-defaulting Underwriter in respect of the defaulting Underwriter's default hereunder. In the event of a termination by the Trust or PC of their obligations under this agreement there shall be no further liability on the part of the Trust or PC to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under paragraphs 8, 9 and 10.

19.   Authority to Bind Underwriters

        The Trust and PC shall be entitled to and shall act on any notice, waiver, extension or communication given by or on behalf of the Underwriters by CIBC World Markets Inc., which shall represent the Underwriters and which shall have the authority to bind the Underwriters in respect of all matters hereunder, except in respect of any settlement under paragraph 8 or 9, any matter referred to in paragraph 11 or any agreement under paragraph 18. While not affecting the foregoing, CIBC World Markets Inc. shall consult with the other Underwriters with respect to any such notice, waiver, extension or other communication.

20.   Underwriters Covenants

        Each of the Underwriters covenants and agrees with the Trust that it will:

  (a)
  offer the Subscription Receipts for sale to the public in the Qualifying Provinces;

  (b)
  conduct activities in connection with the proposed offer and sale of the Subscription Receipts in compliance with all the Applicable Securities Laws and cause a similar covenant to be contained in any agreement entered into with any Selling Dealer Group established in connection with the distribution of the Subscription Receipts;

  (c)
  use all reasonable efforts to complete the distribution of Subscription Receipts as soon as possible;

  (d)
  not solicit subscriptions for the Subscription Receipts, trade in Subscription Receipts or otherwise do any act in furtherance of a trade of Subscription Receipts in any jurisdictions outside of the Qualifying Provinces, provided further, that neither it, nor its affiliates nor any person acting on its behalf, shall make any offers or sales of the Subscription Receipts (or the Trust Units issuable pursuant to the Subscription Receipts) within the United States, or to, or for the benefit or account of, U.S. persons; and it, its affiliates and any person acting on its behalf shall conduct all offers and sales in accordance with Regulation S under the United States Securities Act of 1933, as amended; and

  (e)
  as soon as reasonably practicable after the Closing Date provide the Trust with a break down of the number of Subscription Receipts sold in each of the Qualifying Provinces and, upon completion of the distribution of the Subscription Receipts, provide to the Trust and to the Securities Commissions notice to that effect, if required by Applicable Securities Laws.

        No Underwriter will be liable to the Trust under this paragraph 20 with respect to a default by any of the other Underwriters but will be liable to the Trust only for its own default.

21.   Severance

        If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

22.   Relationship Between the Trust, PC and the Underwriters

        The Trust and PC: (i) acknowledge and agree that the Underwriters have certain statutory obligations as registrants under the Applicable Securities Laws and have fiduciary relationships with their clients; (ii) acknowledge and agree that the Underwriters are neither the agents of the Trust or PC nor otherwise fiduciaries of the Trust or PC; and (iii) consent to the Underwriters acting hereunder while continuing to act for their clients. To the extent that the Underwriters' statutory obligations as registrants under the Applicable Securities Laws or fiduciary relationships with their clients conflicts with their obligations hereunder the Underwriters shall be entitled to fulfil their statutory obligations as registrants under the Applicable Securities Laws and their duties to their clients. Nothing in this agreement shall be interpreted to prevent the

Underwriters from fulfilling their statutory obligations as registrants under the Applicable Securities Laws or to act as a fiduciary of their clients.

23.   Stabilization

        In connection with the distribution of the Subscription Receipts, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Subscription Receipts and Trust Units at levels other than those which might otherwise prevail in the open market, but in each case only as permitted by applicable law. Such stabilizing transactions, if any, may be discontinued at any time.

24.   Governing Law

        This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the Trust, PC and the Underwriters hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta.

25.   Time of the Essence

        Time shall be of the essence of this agreement.

26.   Counterpart Execution

        This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile transmission.

27.   Contractual Obligations of Trust

        The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee, or any of the unitholders of the Trust and that any recourse against the Trust, the Trustee or any unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Assets, as defined in the Trust Indenture, as amended or restated from time to time.

28.   Further Assurances

        Each party to this agreement covenants agrees that from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.

29.   Use of Proceeds

        Each of PC and the Trust hereby covenant and agree to use the net proceeds of the sale of the Subscription Receipts hereunder in accordance with the disclosure in the Prospectus.

30.   Distributions

        The Trust agrees that it shall not prior to the Closing Date declare or pay or establish a record date for any distributions to Unitholders of the Trust prior to the Closing Date, other than the regular monthly distribution of $0.17 per Trust Unit which is payable on November 30, 2005 to Unitholders of record on November 16, 2005 and the anticipated regular monthly distribution of $0.17 per Trust Unit which will be payable on or about December 30, 2005 to Unitholders of record on December 14, 2005.

31.   Entire Agreement

        It is understood that the terms and conditions of this agreement supersede any previous verbal or written agreement between the Underwriters and the Trust or PC.

(The remainder of this page is intentionally left blank.)

        If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to CIBC World Markets Inc.

CIBC WORLD MARKETS INC.		NATIONAL BANK FINANCIAL INC.
By:	/s/ BRENDA A. MASON	By:	/s/ L. TREVOR ANDERSON
SCOTIA CAPITAL INC.		RBC DOMINION SECURITIES INC.
By:	/s/ MARK HERMAN	By:	/s/ CRAIG E. KELLY
TD SECURITIES INC.		BMO NESBITT BURNS INC.
By:	/s/ ALEC W.G. CLARK	By:	/s/ DANNY C. MAH
CANACCORD CAPITAL CORPORATION		FIRSTENERGY CAPITAL CORP.
By:	/s/ KARL B. STADDON	By:	/s/ NICHOLAS J. JOHNSON
GMP SECURITIES LTD.		RAYMOND JAMES LTD.
By:	/s/ SANDY L. EDMONSTONE	By:	/s/ EDWARD J. BEREZNICKI
BLACKMONT CAPITAL INC.		SPROTT SECURITIES INC.
By:	/s/ JOHN M. PELTIER	By:	/s/ BRIAN K. PETERSEN
TRISTONE CAPITAL INC.
By:	/s/ DAVID M. VETTERS

ACCEPTED AND AGREED to as of the 18th day of November, 2005.

PETROFUND ENERGY TRUST, by its attorney Petrofund Corp.		PETROFUND CORP.
By:	/s/ JEFFERY E. ERRICO	By:	/s/ JEFFERY E. ERRICO

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  EXHIBIT 3.1
UNDERWRITING AGREEMENT